Exhibit 99.3

Good morning, I’m Dave Thompson and I’m excited to tell you a little bit more about this morning’s announcement of the merger of Orbital and the aerospace and defense divisions of ATK.  The new company, which will be called Orbital ATK, Incorporated, will be one of the top global developers and manufacturers of space, defense and aviation systems.  It will be much larger than Orbital alone in terms of product breadth, industrial capacity, financial scale and, of course, people employed.  As a result, the new Orbital ATK will be able to conceive, produce and deliver even more imaginative and affordable advanced-technology systems for our existing customers, and be strongly positioned to expand into new business areas as well.

Once the merger is closed, the new company will generate about $4.5 billion in annual revenues and will employ approximately 13,000 people in about 20 states across the country.  We expect the process of merging the two companies and securing all the necessary regulatory and shareholder approvals will be quite lengthy, probably requiring about six months to complete, however we expect to close the transaction before the end of this year.

The strategy for the merger is based on several dimensions that include complementary technologies and product lines, similar corporate cultures, and attractive financial considerations.  All of these are reinforced by our belief that we will be stronger and more competitive as a single enterprise than we are today as separate companies.

As you probably know, the aerospace and defense industry is becoming even more competitive, with declining government budgets and no shortage of competitors.  Despite this extremely competitive environment, we have executed flawlessly on some of the space industry’s highest profile and most innovative projects, while also posting solid financial results.  Likewise, our colleagues from ATK have also had their share of successes, there include a key role ATK plays on NASA’s next-generation heavy-lift launch vehicle and pioneering work in precision-guided weapons and aerospace composite structures.  So, to be clear, we are combining two solid and successful organizations at a time of common strengths, not weakness.

I am particularly excited about several aspects of this merger.  First, it will allow us to combine Orbital’s well-established small- and medium-class satellites and launch vehicles with ATK’s advanced rocket propulsion, composite structures and space power systems.  This vertical integration should produce even more capable and affordable products for Orbital’s traditional space and missile defense customers.  Second, it will enhance ATK’s ability to serve customers in strategic and tactical missile systems, precision weapons and advanced military armament, and commercial and military aircraft programs.  These kinds of programs will now be able to leverage Orbital’s systems design, engineering and integration capabilities to provide greater value-added to current and future customers of ATK.  And finally, it will give all of us — from both Orbital and ATK — the opportunity to work with many of the best, most creative and dedicated people in America’s aerospace and defense sector on some of the country’s most important programs.

As some of you know, Orbital and ATK have a long history of working closely together on a variety of programs, many of these highlighted by important engineering innovations and reliable mission execution dating back to the late 1980’s.  So the combination of the two companies should not be viewed as just a recent development but rather as merger of two great companies that culminates over 25 years of successful collaboration in space and missile propulsion, satellite systems and other areas.

For example, in late 1987, Orbital and an ATK predecessor company, Hercules Aerospace, started working together on our Pegasus rocket.  Pegasus was both technically creative and financially innovative, as it was entirely financed by private capital invested by Orbital and Hercules.  Since that time, the relationship of the companies has greatly expanded, with over 400 ATK-built solid rocket motors employed on more than 150 of our space and suborbital launch vehicles, all without a single motor failure, over the past 25 years.

In the last 15 or 20 years, the Orbital/ATK supply relationship has grown to include satellite systems as well.  In fact, since the mid-1990’s,

Orbital has incorporated over 250 ATK-produced satellite subsystems on roughly 100 Orbital-built spacecraft.  ATK’s solar arrays, propellant tanks, antennas and composite structures have also proven to be 100% reliable in over 600 satellite-years of in-orbit operations.  As a result, many customers have benefitted from this 25-year relationship between our two companies.

Beyond these familiar areas, this merger will result in a company with some product lines and customers that will be new to Orbital employees, such as composite structures for commercial aircraft, and advanced armaments and ammunition for the Department of Defense.  But the main theme that will bind the two organizations together is a common commitment to innovative products at affordable prices for our customers, as well as shared values in the highest ethical standards of business and personal conduct.

Now, I’m sure you’ve got some questions about what this merger will mean for your assignments, your program, your department and your locations.  I don’t have detailed answers to all of these questions just yet, but we’ll be working hard during the next few months to address them and we’ll communicate with you regularly on how things are going.  I know that changes like this can be unsettling, but I believe this merger offers Orbital’s employees the benefits of knowing that they are working for an agile, creative and growing company that will serve a diverse set of markets and is built for the long run.  So I ask for your support… and your patience… in the weeks and months ahead.  And I hope you will share my excitement at the prospect of forging a new and very promising future for all of us at Orbital ATK.

Thank you.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed Transaction, Orbital and ATK intend to file relevant materials with the SEC, including an ATK registration statement on Form S-4 that will include a joint proxy statement of Orbital and ATK and that also constitutes a prospectus of ATK.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS

WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ORBITAL, ATK AND THE PROPOSED TRANSATION.  The joint proxy statement/prospectus and other documents relating to the proposed Transaction (when they are available) can be obtained free of charge at the SEC’s website at www.sec.gov.  These documents (when they are available) can also be obtained free of charge from Orbital upon written request to Orbital at investor.relations@orbital.com or by calling Barron Beneski at 703-406-5528 or from ATK upon written request to ATK by emailing investor.relations@atk.com or by calling Michael Pici at 703-412-3216.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder.  However, Orbital and ATK and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed Transaction under the rules of the SEC.  Information regarding Orbital’s directors and executive officers may be found in its Annual Report for the year ended December 31, 2013 on Form 10-K filed with the SEC on February 25, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Stockholders filed with the SEC on March 11, 2014.  Information regarding ATK directors and executive officers may be found in its Annual Report for the year ended March 31, 2013 on Form 10-K filed with the SEC on May 23, 2013 and the definitive proxy statement relating to its 2013 Annual Meeting of Stockholders filed with the SEC on June 14, 2013.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus when it becomes available

No Offer or Solicitation

This document shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.